UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON Tuesday, may 7, 2019

TO THE STOCKHOLDERS:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Reading International, Inc., a Nevada corporation, will be held at our Corporate Headquarters Building located at 5995 Sepulveda Blvd., Suite 200, Culver City, California 90230, on Tuesday, May 7, 2019, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven Directors to serve until the Company’s 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment by the Company’s Audit and Conflicts Committee of Grant Thornton LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2019;
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

It is my pleasure to cordially invite all of our stockholders to attend the meeting in person.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 is enclosed (the “Annual Report”).  Only holders of record of our Class B Voting Common Stock at the close of business on Friday, April 12, 2019, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan on attending the Annual Meeting, we ask that you take the time to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible.  We have enclosed a self-addressed, postage-paid envelope for your convenience.  If you later decide to attend the Annual Meeting, you may vote your shares even if you have already submitted a proxy card.

By Order of the Board of Directors,

Ellen M. Cotter
Chairperson of the Board

This Proxy Statement, form of proxy and Annual Report are first being sent or given to stockholders on or about April 16, 2019.

Important Information for Stockholders Attending

Reading International, Inc.’s 2019 Annual Meeting

Meeting Date:	Tuesday, May 7, 2019
Meeting Time	11:00 A.M. Local Time
Meeting Venue:	Reading International, Inc. Headquarters Building 5995 Sepulveda Boulevard Suite 200 Culver City, California 90230

Directions:

From Los Angeles International Airport (approx. 10-15 minutes):

Exit airport and head west on W. Century Blvd.  Use the right 2 lanes to turn right onto S. Sepulveda Blvd.  Continue on Sepulveda Blvd for 5-8 minutes.  Reading Corporate Headquarters building (red brick building) is on the left side, directly across the street from Westfield Culver City mall.  The building’s parking garage access is off of Bankfield Ave.

Source: Google Map

April 16, 2019

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

PROXY STATEMENT

Annual Meeting of Stockholders
Tuesday, May 7, 2019

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 7, 2019, at 11:00 a.m., local time, at our Corporate Headquarters Building located at 5995 Sepulveda Boulevard, Suite 200, Culver City, California 90230, or at any adjournment or postponement thereof.

As of April 12, 2019, the record date for the Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 7, 2019.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com/.

ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

This Proxy Statement is being sent to all of our stockholders of record as of the close of business day April 12, 2019, by our Board of Directors (our “Board”) to solicit the proxy of holders of our Class B Stock to be voted at our 2019 Annual Meeting, which will be held on Tuesday, May 7, 2019, at 11:00 a.m. local time, at our Corporate Headquarters Building located at 5995 Sepulveda Blvd., Suite 200, Culver City, California 90230.

What items of business will be voted on at the Annual Meeting?

There are three items of business scheduled to be considered for a vote at the Annual Meeting:

•	PROPOSAL 1: Election of seven Directors to the Board (the “Election of Directors”);
•

PROPOSAL 2:  Ratification of the appointment of Grant Thornton LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2019 (the “Auditor Ratification Proposal”); and

•	PROPOSAL 3: The Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Executive Compensation Proposal”).

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of our nominees to the Board;
•	On PROPOSAL 2: “FOR” the Auditor Ratification Proposal; and
•	On PROPOSAL 3: “FOR” the Executive Compensation Proposal

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Am I eligible to vote?

You may vote your shares of Class B Stock at the Annual Meeting if you were a holder of record of Class B Stock on the Record Date.  At that time, there were 1,680,590 shares of Class B Stock outstanding, and approximately 370 holders of record.  Each share of Class B Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  Holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at the Annual Meeting.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of this Proxy Statement and multiple proxy cards (or voting instruction cards).  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one copy of this Proxy Statement or more than one proxy card.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and voting instruction card) that you receive or (ii) vote over the Internet or by telephone the shares represented by each notice that you receive.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of our Company hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you.  As the stockholder of record of Class B Stock, you have the right to vote in person at the meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank, trustee or other nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, bank, trustee or nominee to obtain a proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before the Annual Meeting the opportunity to vote their shares, whether or not they attend the Annual Meeting in person.  If you are a holder of record of shares of our Class B Stock, you have the right to vote in person at the Annual Meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.  You can vote by one of the following manners:

•

By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.  Proxies submitted by the Internet must be received by 11:59 p.m., local time, on May 6, 2019 (the day before the Annual Meeting).

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card.  Those stockholders should check the voting instruction card for telephone voting availability.  Proxies submitted by telephone must be received by 11:59 p.m., local time, on May 6, 2019 (the day before the Annual Meeting).

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

•

In Person — Holders of record of our Class B Stock may vote shares held in their name in person at the Annual Meeting until the polls are closed.  You also may be represented by another person at the Annual Meeting by executing a proxy designating that person.  Shares of Class B Stock for which a stockholder is the beneficial owner, but not the stockholder of record, may be voted in person at the Annual Meeting only if such stockholder obtains a proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial owner as of the Record Date and the number of shares for which the stockholder was the beneficial owner on the Record Date.

Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and each previous vote will be disregarded.  If you vote in person at the Annual Meeting, you will revoke any prior proxy that you may have given.  You will need to bring a valid form of identification (such as a driver’s license or passport) to the Annual Meeting to vote shares held of record by you in person.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting in person at the Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you must provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally

How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, S. Craig Tompkins and Douglas McEachern, will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the seven nominees for director named below under “Proposal 1: Election of Directors;” FOR Proposal 2, the Auditor Ratification Proposal; FOR Proposal 3, the Executive Compensation Proposal; and in the discretion of our proxyholders on such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals.  This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal.  Applicable rules permit brokers to vote shares held in street name only on routine matters.  Only Proposal 2, the Auditor Ratification Proposal is a “routine proposal.”  All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”   Accordingly, if your shares are held in street name and if you do not give you broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 2, and will not be permitted to vote on Proposal 1 or Proposal 3.

How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present.   If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the seven nominees receiving the highest number of affirmative votes will be elected.  If “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2, the Auditor Ratification Proposal and Proposal 3, the Executive Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA, 90230, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

How will we solicit proxies and who will pay the costs?

We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, at our corporate offices, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230 between the hours of 9:00 a.m. and 5:00 p.m., local time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at the Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before the Annual Meeting.

How are votes counted and who will certify the results?

First Coast Results, Inc. will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and ballots, and certify the results.  A representative of First Coast Results, Inc. will be present at the Annual Meeting.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors):  The seven nominees for election as Directors at the Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election.  Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.

Proposal 2 (the Auditor Ratification Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.

Proposal 3 (the Executive Compensation Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.    Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”).  However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Auditor Ratification Proposal) since abstentions are not counted as votes cast. Only votes “FOR” and “AGAINST” will be counted for Proposal 3 (the Executive Compensation Proposal), since abstentions and broker non-votes are not counted as votes cast.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

How will the Annual Meeting be conducted?

In accordance with our Bylaws, Ellen M. Cotter, as the Chairperson of the Board, will be the Presiding Officer of the Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for the Annual Meeting.

Ms. Cotter and other members of management may address attendees following the Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of the Annual Meeting, in advance of the Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.

The Presiding Officer has broad authority to conduct the Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting.  The Presiding Officer may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so.  The Presiding Officer has authority, in her discretion, to at any time recess or adjourn the Annual Meeting.  Only stockholders are entitled to attend and address the Annual Meeting.  Any questions or disputes as to who may or may not attend and address the Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before the Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought by or at the direction of (1) the Chairperson, (2) our Board, or (3) holders of record of our Class B Stock.  Any stockholder who wishes to address the Annual Meeting may do so only upon being recognized by the Presiding Officer.

CORPORATE GOVERNANCE

Director Leadership Structure

Ellen M. Cotter is our Chairperson, President and Chief Executive Officer.  Ellen M. Cotter has been an executive with our Company for more than 21 years, and prior to her appointment in 2015 as our President and Chief Executive Officer, she principally focused on the cinema operations aspects of our business, including the development of our various cinema locations.  At the present time, our Board continues to believe that the combination of these roles is in the best interests of our Company and our stockholders as such a structure (i) allows for consistent leadership, (ii) continues the tradition of having a Chairperson and Chief Executive Officer, who is also a member of the Cotter family (which currently controls over 70% of the voting power of our Company, a leadership structure in which many of our stockholders have invested), and also (iii) reflects the reality of our status as a “controlled company” under relevant Nasdaq Listing Rules.

Margaret Cotter is our Vice-Chairperson and also serves as our Executive Vice President – Real Estate Management and Development - NYC.  Margaret Cotter has been responsible for the operation of our live theaters in New York and Chicago for more than 19 years and has for more than the past 7 years been leading the re-development of our New York properties. In recent periods, her area of responsibility has expanded to include oversight of our development efforts with respect to our other East Coast and Midwestern properties, including those in Philadelphia and Chicago.

Ellen M. Cotter has a substantial stake in our business, owning directly 823,983 shares of Class A Stock and 50,000 shares of Class B Stock.  Margaret Cotter likewise has a substantial stake in our business, owning directly 816,712 shares of Class A Stock and 35,100 shares of Class B Stock.  In addition, Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”).  Margaret Cotter is, in addition, the co-trustee (with James J. Cotter, Jr.) of the trust established by Mr. James J. Cotter, Sr., for the benefit of his grandchildren (the “Cotter Grandchildren’s Trust”) which holds 256,895 shares of Class A Stock and is the sole trustee of the sub-trust to be formed under the Cotter Living Trust (the “Cotter Voting Trust”) to hold for the benefit of the grandchildren of James J. Cotter, Sr., all of the Class B Stock currently owned by the Cotter Estate and the Cotter Living Trust.  Together, Ellen M. Cotter and Margaret Cotter have sole or shared voting control over an aggregate of 1,208,988 shares or 71.9% of our Class B Stock.

Director Independence and Board Oversight Structure

Our Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the Nasdaq Capital Stock Market (the “Nasdaq Listing Rules”).  Accordingly, our Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the Nasdaq Listing Rules and SEC Rules (“Independent Directors”) and to have an independent nominating committee and Independent Compensation Committee.  Nevertheless, our Board has for many years had a majority of Independent Directors and is nominating a majority of Independent Directors for election to our Board.  In determining who is an Independent Director, we follow the definition in section 5605(a)(2) of the  Nasdaq Listing Rules. Under such rules, we consider the following directors to be independent: Guy Adams, Dr. Judy Codding, Edward L. Kane, Douglas McEachern and Michael Wrotniak.  Our Board annually reviews the independence of our directors.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”), each composed entirely of Independent Directors.  Edward L. Kane is our Lead Independent Director.  Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of each board meeting) and acts as liaison between our Chairperson, President and Chief Executive Officer and our Independent Directors.  We also currently have a four-member Executive Committee composed of our Chairperson, Vice-Chairperson, our Lead Independent Director and our Lead Technology and Cyber Risk Director (Guy W. Adams).  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board, under the direction of Chairperson Cotter, has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants Willis Towers Watson and outside counsel Greenberg Traurig, LLP, a complete review of our compensation practices, in order to bring them into alignment with current best practices, (iv) adopted a Code of Business Conduct and Ethics, (v) adopted a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers, (vi) adopted an Anti-Discrimination, Anti-Harassment and Anti-Bullying policy, (vii) updated our Whistleblower Policy, and (viii) adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives

In recognition of the special risks involved with technology and cyber security, Director Guy W. Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, and coordinates the timely presentation of such information to and facilitates the consideration of such information by all directors.  He also coordinates with our management timely and appropriate director education with respect to such matters to enhance director understanding of the issues involved and the options available to our Company.  In preparation for this role, Director Adams, in 2018, completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Our Board also has a Special Independent Committee comprised of Directors Dr. Judy Codding and Douglas McEachern to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to the purported derivative litigation brought by Mr. James J. Cotter, Jr. in Nevada against our current nominees (while Mr. Cotter, Jr.’s claims have all been dismissed with prejudice on summary judgment, Mr. Cotter, Jr. has appealed the Nevada District Court’s judgment, which appeal is still pending).  The Special Independent Committee was formed since our Company may have an interest in the results of the litigation between Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter and Mr. Cotter, Jr. relating to the management of the Cotter Living Trust and the Cotter Voting Trust and the voting and disposition of the Class B Stock held by the Cotter Living Trust and to be held by the Cotter Voting Trust, and any other litigation or arbitration matters involving any one or more of Chairperson Ellen M. Cotter, Vice-Chairperson Margaret Cotter, Mr. James J. Cotter, Jr., the Cotter Estate and/or the Cotter Living Trust.  This litigation is described in greater detail below.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company.  We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent Chairperson.  Nominations to our Board for the Annual Meeting were made by our entire Board.  Each of the nominees received the unanimous vote of the Independent Directors and each such nominee abstained with respect to his or her own nomination.

Certain Potential Change of Control Considerations.

While our Company is currently a controlled company under applicable Nasdaq Listing Rules with over 70% of the voting power of our Company being currently beneficially owned by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter, the ongoing control of our Company by the Cotter family is currently being challenged by Mr. James J. Cotter, Jr., the brother of Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter.  Certain information regarding this challenge is set forth below.

Up until his death on September 13, 2014, Mr. James J. Cotter, Sr., the father of Chairperson Ellen M. Cotter, Vice-Chairperson Margaret Cotter, and Mr. James J. Cotter, Jr., was our controlling stockholder, having the sole power to vote approximately 66.9% of the outstanding Class B Stock.  Under applicable Nevada Law, a stockholder holding more than 2/3rds of the Company’s voting stock has the power at any time, with or without cause, to remove any one or more directors (up to and including the entire board of directors) by written consent taken without a meeting of the stockholders.

Following the death of Mr. Cotter, Sr., disputes arose among Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter, on the one hand, and Mr. James J. Cotter, Jr., on the other hand, concerning the voting control and disposition of those shares.  These disputes initially resulted in an action brought by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter on February 5, 2015 in the Superior Court of the State of California, County of Los Angeles (the “California Superior Court”), in the case captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Case”), to determine which of two trust documents controlled the Cotter Living Trust and the Cotter Voting Trust.  On March 23, 2018, the California Superior Court ruled that the trust document advocated by Mr. Cotter, Jr., was invalid.  That ruling has become final and non-appealable.  Accordingly, it has now been judicially established that Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter are the sole Co-Trustees of the Cotter Living Trust, and Vice-Chairperson Margaret Cotter is the sole Trustee of the Cotter Voting Trust to be formed under the Cotter Living Trust to eventually hold Class B Voting Stock currently representing approximately 66.9% of the outstanding voting stock of our Company.

Prior to this ruling, Mr. Cotter Jr., on or about February 8, 2017, brought an ex parte motion in the Trust Case seeking the appointment of a trustee ad litem to market and potentially sell the voting stock to be held by the Cotter Voting Trust.  Mr. Cotter, Jr.’s, petition did not contemplate a sale of our entire Company (it proposed only the sale of the controlling block of Class B Stock anticipated to be used to fund the Cotter Voting Trust), nor did it provide any way for stockholders generally to benefit from such a change of control transaction or any protections for minority stockholders.  As previously disclosed, our Board has adopted a long-term business strategy for our Company:  a strategy which, among other things, our Board believes will allow stockholders generally to realize the benefit of the build out of our real estate portfolio, and the execution of our business plan for our international cinema operations.  Accordingly, our Board has determined that it would not be in the best interests of our Company or its stockholders to engage in a sale process at this time.  Mr. Cotter, Jr.’s pleading in the Trust Case includes no provision for the protection or advancement of our Company’s business plan and subjects the Company and its minority stockholders to the risk of sale to a buyer whose interests may be contrary to, or ignore those of, other stockholders.  In light of our Board’s determination that it would be in the best interests of our Company and our stockholders generally to continue to pursue our Company’s business plan, and not to engage in a sale process at this time, the potential disruption to the achievement of that business plan and to the business and affairs of our Company generally if there were to be a change of control transaction at this time, and the commitment of Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter to the pursuit and fulfilment of that business plan, our Company has made filings in the California Superior Court opposing such an appointment of a trustee ad litem.

On March 23, 2018, the California Superior Court ruled that it would appoint a temporary trustee ad litem (the “TTAL”) “with the narrow and specific authority to obtain offers to purchase the Company’s stock in the voting trust, but not to exercise any other powers without court approval, specifically the sale of the company or any other powers possessed by the trustees.”  No TTAL has been appointed to date.

On April 12, 2018, following the application for a writ by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter as the Trustees of the Cotter Living Trust, and Vice-Chairperson Margaret Cotter as the Trustee of the Cotter Voting Trust, the California Court of Appeals stayed all trial court proceedings and issued its Order to Show Cause as to why it should not vacate the California Superior Court’s Order that a TTAL be appointed to market the above referenced Class B Stock and enter a different order denying Mr. Cotter, Jr.’s ex parte petition seeking a TTAL.    Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter have based their appeal on, among other things, their interpretation (as set out in their briefs to the Court of Appeals) of the applicable trust documents as clearly directing that control of our Company be retained within the Cotter family for as long as possible. and their view that, in light of the California Trial Court’s final judgment that Mr. Cotter, Jr. is neither a Co-Trustee of the Cotter Living Trust  nor a Trustee of the Cotter Voting Trust, Mr. Cotter, Jr., lacks standing to seek a disposition of the Class B Stock anticipated to be transferred to the Cotter Voting Trust.   Oral argument was held on the matter before the Court of Appeals on April 5, 2019, but it remains uncertain as to when the Court of Appeals will issue its ruling.

As of the Record Date, according to the books of the Company, the Cotter Living Trust held of record 696,080 shares of our Class B Stock constituting approximately 41.4% of the voting power of our outstanding capital stock.  According to the books of the Company, the Cotter Estate as of that date held of record an additional 427,808 shares of Class B Stock, constituting approximately 25.5% of the voting power of our outstanding capital stock.  We are advised, based upon public filings made by one or more of Chairperson Ellen M. Cotter, Vice-Chairperson Margaret Cotter and Mr. James J. Cotter, Jr. (the “Cotter Filings”) that it is currently anticipated that the Class B Stock currently held of record by the Cotter Estate will eventually pour over into the Cotter Living Trust where it will then be placed in the Cotter Voting Trust.  At the present time, however, such Class B Stock is held of record by the Cotter Living Trust and the Cotter Estate, respectively.  Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Cotter Estate and the Co-Trustees of the Cotter Living Trust.

The California Superior Court, in the Trust Case, has jurisdiction over the Cotter Living Trust, which as described in more detail above, currently owns 41.4% of our Class B Stock, and, at such time as the Cotter Estate is probated, may receive up to an additional 25.5% of our Class B Stock, and accordingly, has jurisdiction over a potentially controlling block of our voting power.  Should the California Court of Appeals sustain the California Superior Court’s order for the appointment of a TTAL, and should the California Superior Court ultimately order the sale of the Cotter Living Trust’s Class B Stock and such sale be completed, then there may be a change of control of our Company, depending on, among other things, who the ultimate purchaser(s) of such shares might be, the number of shares of Class B Stock distributed by the Cotter Estate to the Cotter Living Trust, and whether the California Superior Court orders a sale of all or only some portion to the Class B Stock held by the Cotter Living Trust.

 While our Company is not a party to the Trust Case, the rulings of the Superior Court in that case could have a potential material impact upon, among other things, (a) the control of our Company, (b) the future composition of our Board and senior executive management team, and (c) our Company’s continued pursuit of the Strategic Plan articulated in our various filings with the SEC, at our prior stockholder meetings, and at various analyst presentations.   To date, the California Superior Court has accepted our submissions and allowed us to be involved in the Trust Case, so as to provide us an opportunity to address issues of concern to our Company and our stockholders generally.  However, no assurances can be given as to the outcome of the Trust Case and we are advised that we have no standing to appear in the current appeal.

Although oral argument was heard on April 5, 2019, it is uncertain whether the Court of Appeals will rule on its Order to Show Cause before our Annual Meeting and, even in the event that the Court of Appeals were to determine to allow the appointment of a TTAL, a trial court hearing would still be required before any binding agreement to sell such shares could be entered into. Accordingly, we do not anticipate that any material change in the holdings of the Class B Stock held by the Cotter Trust will occur prior to our Annual Meeting, if ever.  We are advised by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter that, if there is a sale of the Class B Stock held by the Cotter Living Trust and/or the Cotter Voting Trust, they intend to be the buyers of such shares.

For more information about the above referenced matters please see the disclosure in our Annual Report on Form 10-K filed on March 18, 2019, under the “Part I, Item 1A-“Risk Factors—Ownership and Management Structure, Corporate Governance, and Change of Control Risks,” and Part II, Item 8 (Financial Statements and Supplementary Data) – Note 12 – “Commitments and Contingencies to the Consolidated Financial Statements.”

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a Company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at Reading through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee and the Compensation Committee with input from the Lead Technology and Cyber Risk Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant risks impacting the Company to the attention of the Board..

“Controlled Company” Status

Under section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  Together, Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter beneficially owned, as of the Record Date, 1,208,988 shares or 71.9% of our Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee.  The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors, and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2019 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  These committees are discussed in greater detail below.

Executive Committee.   Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Director Guy W. Adams, who serves as Chairperson, Lead Independent Director Edward L. Kane, Chairperson Ellen M. Cotter, and Vice-Chairperson Margaret Cotter.  Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee did not hold any meetings during 2018.

Audit Committee.  Our Audit Committee operates pursuant to its charter which is available on our website at http://www.readingrdi.com/about/#committee-charters.  The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act, and that Director Douglas McEachern, the Chairperson of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Director McEachern, Director Judy Codding and Director Michael Wrotniak.  The Audit Committee held five (5) meetings during 2018.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our Independent Directors, and is currently composed of Director Michael Wrotniak, who serves as Chairperson, Director Judy Codding and Director Douglas McEachern.  As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members.  Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq.  Our Compensation Committee charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

Our Compensation Committee evaluates and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer.  Pursuant to its charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers other than the President and Chief Executive Officer; provided that compensation decisions related to members of the Cotter family remain vested in the full Board.  In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.  The Compensation Committee held eleven (11) meetings during 2018.

Other Board Committees.  Our Board has also appointed a Special Independent Committee whose functions have been described earlier in these materials.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable Nasdaq Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.  Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2019 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past eleven years, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our stockholders.  In light of the facts that (i) we are a “controlled company” under the Nasdaq Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  We have no policy of considering diversity in identifying Director nominees.

Our Board has resolved to nominate the seven incumbent Directors named in Proposal 1 for election as Directors of the Company at our 2019 Annual Meeting.

Each of the nominees named in Proposal 1 received the unanimous approval of the Directors, with each such nominee abstaining as to his or her nomination.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller and all persons performing similar functions.  Our Code of Conduct is posted on our website at http://www.readingrdi.com/about/#policies-and-guidelines.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously.  In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at http://www.readingrdi.com/about/#policies-and-guidelines, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chairperson of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter delegates to that committee responsibility for review and approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at http://www.readingrdi.com/about/#committee-charters.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

Certain Legal Proceedings Involving Claims Against our Directors

As previously disclosed in our public filings, Mr. James J. Cotter, Jr., has since June 12, 2015, been asserting various purported derivative claims against our Directors and our Company, pursuant to a lawsuit titled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI,  in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).  Mr. Cotter, Jr.’s lawsuit, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Action” and his complaint, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Complaint.”  The defendant directors named in the Cotter Jr. Derivative Complaint, from time to time, are referred to herein as the “Defendant Directors.”

All claims brought by Mr. Cotter, Jr., against the Board’s nominees have been dismissed with prejudice by the Nevada District Court.  Mr. Cotter, Jr., has appealed the Court’s determination, which appeal is pending.

For a period of approximately 12 months, between August 6, 2015 and August 4, 2016, our Company and the Board’s nominees were subject to a derivative lawsuit filed in the Nevada District Court captioned T2 Partners Management, LP, a Delaware limited partnership, doing business as Kase Capital Management; T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company, Pacific Capital Management, LLC, a Delaware limited liability company (the “T2 Plaintiffs”), derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.    The T2 Derivative Action was settled pursuant to a Settlement Agreement between the parties dated August 4, 2016, which as modified was approved by the Nevada District Court on October 6, 2016.  The District Court’s Order provided for the dismissal with prejudice of all claims contained in the T2 Plaintiffs’ First Amended Complaint and provide that each side would be responsible for its own attorneys’ fees.

In the joint press release issued by our Company and the T2 Plaintiffs on July 13, 2016, representatives of the T2 Plaintiffs stated as follows:  "We are pleased with the conclusions reached by our investigations as Plaintiff Stockholders and now firmly believe that the Reading Board of Directors has and will continue to protect stockholder interests and will continue to work to maximize shareholder value over the long-term.  We appreciate the Company's willingness to engage in open dialogue and are excited about the Company's prospects. Our questions about the termination of James Cotter, Jr., and various transactions between Reading and members of the Cotter family-or entities they control-have been definitively addressed and put to rest.  We are impressed by measures the Reading Board has made over the past year to further strengthen corporate governance.  We fully support the Reading Board and management team and their strategy to create stockholder value.”

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election

Seven Directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2020 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The seven nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Ellen M. Cotter	53	Chairperson of the Board and President and Chief Executive Officer (1)
Guy W. Adams	68	Director (1) (4)
Dr. Judy Codding	74	Director (2)(3)(6)
Margaret Cotter	51	Vice Chairperson of the Board and Executive Vice President-Real Estate Management and Development-NYC (1)
Edward L. Kane	81	Director (1) (5)
Douglas J. McEachern	67	Director (2)(3)(6)
Michael Wrotniak	52	Director (2) (3)

(1)Member of the Executive Committee.

(2)Member of the Compensation Committee.

(3)Member of the Audit Committee.

(4)Lead Technology and Cyber Risk Director.

(5)Lead Independent Director.

(6)Member of the Special Independent Committee

Ellen M. Cotter.    Chairperson Ellen M. Cotter joined our Board on March 13, 2013, and currently serves as a member of our Executive Committee.  Chairperson Cotter was appointed Chairperson of our Board on August 7, 2014 and served as our interim President and Chief Executive Officer from June 12, 2015 until January 8, 2016, when she was appointed our permanent President and Chief Executive Officer.  She joined the Company in March 1998.  Chairperson Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer) and, of a captive insurance company providing insurance for the Cotter family agricultural activities. Chairperson Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center.  Prior to joining the Company, Chairperson Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City.  Chairperson Cotter is the sister of Vice-Chairperson Margaret Cotter.  Prior to being appointed as our President and Chief Executive Officer, Chairperson Cotter served for more than ten years as the Chief Operating Officer (“COO”) of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States.  Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries.  Chairperson Cotter is the Co-Executor of her father’s estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of Class B Stock.  Chairperson Cotter is a Co-Trustee of the James J. Cotter Foundation (the “Cotter Foundation”), which is the record holder of 102,751 shares of Class A Stock and Co-Trustee of the Cotter Living Trust, which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Stock.

Chairperson Cotter brings to our Board her more than twenty-one (21) years of experience working in our Company’s cinema operations, both in the United States and Australia.  She has also served as the Chief Executive Officer of the subsidiary that operates substantially all of our cinemas in Hawaii and California.  In addition, with her direct ownership of 823,983 shares of Class A Stock and 50,000 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, Chairperson Cotter is a significant stakeholder in our Company.  Chairperson Cotter is well recognized in, and a valuable liaison to, the film industry.  In recognition of her contributions to the independent film industry, Chairperson Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards.  She was also inducted that same year into the Show East Hall of Fame.

Guy W. Adams.  Director Guy W. Adams joined our Board on January 14, 2014, and currently serves as the Chairperson of our Executive Committee and as our Lead Technology and Cyber Risk Director.    For more than the past thirteen years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities.  Over the past eighteen years, Director Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.   At these companies,

he has held a variety of board positions, including lead director, audit committee chairperson and compensation committee chairperson.  He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program.  Director Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.  He served as an advisor to Mr. James J. Cotter, Sr. and continues to provide professional advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust.  Director Adams also provided services to a captive insurance company, owned in equal shares by Chairperson Cotter, Vice-Chairperson Cotter, and Mr. James J. Cotter, Jr., that provided insurance for the Cotter family agricultural activities.  Director Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Masters of Business Administration from Harvard Graduate School of Business Administration.

Director Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies.  In December 2017, Director Adams was recognized as a Governance Fellow for the National Association of Corporate Directors In 2018, Director Adams completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Dr. Judy Codding.  Director Judy Codding joined our Board on October 5, 2015, and currently serves as a member of our Compensation Committee, Audit Committee and Special Independent Committee.    Director Codding is a globally respected education leader.  From October 2010 until October 2015, she served as the Managing Director of “The System of Courses,” a division of Pearson, PLC (NYSE: PSO), the largest education company in the world that provides education products and services to institutions, governments and to individual learners.  Prior to that time, Director Codding served as the Chief Executive Officer and President of America’s Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010.  America’s Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Director Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University, where she taught graduate level courses focused on moral leadership.  Director Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012).  Through family entities, Director Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Director Codding brings to our Board her experience as an entrepreneur, as a chief executive officer, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Margaret Cotter.  Vice-Chairperson Margaret Cotter joined our Board on September 27, 2002, and currently serves as a member of our Executive Committee. She was appointed Vice-Chairperson of our Board on August 7, 2014.  On March 10, 2016, our Board appointed Vice-Chairperson Cotter as Executive Vice President-Real Estate Management and Development-NYC, and Vice-Chairperson Cotter became a full-time employee of our Company.  In this position, Vice-Chairperson Cotter is responsible for the daily management of our live theater properties and operations, including the oversight of the day to day development process of our Union Square and Cinemas 1, 2, 3 properties and oversight of our Chicago and Pennsylvania real estate holdings.  Vice-Chairperson Cotter was the owner and President of OBI, LLC (“OBI”), which, from 2002 until her appointment as Executive Vice President – Real Estate Management and Development- NYC, managed our live theater operations under a management agreement and provided management and various services regarding the development of our New York theater and cinema properties.  Pursuant to the OBI management agreement, Vice-Chairperson Cotter also served as the President of Liberty Theaters, LLC, the subsidiary through which we own our live theaters.  The OBI management agreement was terminated with Vice-Chairperson Cotter’s appointment as Executive Vice President-Real Estate Management and Development-NYC.  See Certain Relationships and Related Transactions, and Director Independence, below for more information about the services provided by OBI.  Vice-Chairperson Cotter is also a theatrical producer who has produced shows in Chicago and New York and in May 2017, due to other commitments, stepped down as a long-time board member of the League of Off-Broadway Theaters and Producers.  She is a director of Cecelia Packing Corporation and, of a captive insurance company providing insurance for the Cotter family agricultural activities. Vice-Chairperson Cotter is a former Assistant District Attorney for King’s County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Chairperson Cotter.  Vice-Chairperson Cotter is a Co-Executor of her father’s estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Chairperson Cotter is also a Co-Trustee of the Cotter Living Trust, which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such Class B Stock), the Co-Trustee of the Cotter Foundation, which is the record owner of 102,751 shares of Class A Stock, and the Co-Trustee of the Cotter 2005 Grandchildren’s Trust, which is the record holder of 256,895 shares of Class A Stock.  Vice-Chairperson Cotter also holds various positions in her family’s agricultural enterprises.

Vice-Chairperson Cotter brings to the Board her experience as a live theater producer, theater operator and an active member of the New York theatre community, which gives her insight into live theater business trends that affect our business in this sector, and in New York and Chicago real estate matters.  Operating the daily oversight of our theater properties for over nineteen years, Vice-Chairperson Cotter contributes to the strategic direction for our developments.  In addition, with her direct ownership of 816,712 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter

Trust, the Cotter Foundation, and the James J. Cotter Grandchildren’s Trust, Vice-Chairperson Cotter is a significant stakeholder in our Company.

Edward L. Kane.  Director Edward L. Kane joined our Board on October 15, 2004 and currently serves as a member of our Executive Committee and as the Lead Independent Director.  Director Kane served as the Chairperson of our Compensation Committee and as a member of the Audit Committee until January 22, 2019, and until its functions were moved to the Audit Committee in May 2016, as Chairperson of our Tax Oversight Committee.  Director Kane was also a Director of our Company from 1985 to 1998, and served as President from 1987 to 1988.

Director Kane practiced as a tax attorney for many years in New York and in California.  During the 1990s, Director Kane also served as the Chairperson and CEO of ASMG Outpatient Surgical Centers in Southern California, and he served as a director of BDI Investment Corp., which was a regulated investment company, based in San Diego.  For over a decade, he was the Chairperson of Kane Miller Books, an award-winning publisher of children’s books.  At various times during the past three decades, Director Kane has been Adjunct Professor of Law at two of San Diego’s law schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

In addition to his varied business experience, Director Kane brings to our Board his many years as a tax attorney and law professor.  Director Kane also brings his experience as a past President of Craig Corporation and of Reading Company, two of our corporate predecessors, as well as his experience as a former member of the boards of directors of several publicly held corporations.

Douglas J. McEachern.  Director Douglas J. McEachern joined our Board on May 17, 2012, and currently serves as the Chairperson of our Audit Committee, a position he has held since August 1, 2012, and as a member of our Compensation Committee and our Special Independent Committee.  He has served as a member of the board and of the audit and compensation committees for Willdan Group, a Nasdaq listed engineering company, since 2009.  From June 2011 until October 2015, Director McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the Chairperson of the board of Community Bank from October 2013 until October 2015, and until recently was a member of the finance committee of the Methodist Hospital of Arcadia.  From September 2009 to December 2015, Director McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate.  Director McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985.  From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Director McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Director McEachern brings to our Board his more than forty-one years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Director McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Michael Wrotniak.  Director Michael Wrotniak joined our Board on October 12, 2015, and currently serves as the Chairperson of our Compensation Committee and as a member of the Audit Committee. Since 2009, Director Wrotniak has been the Chief Executive Officer of Aminco Resources, LLC (“Aminco”), a privately held international commodities trading firm.  Director Wrotniak joined Aminco in 1991 and is credited with expanding Aminco’s activities in Europe and Asia.  By establishing a joint venture with a Swiss engineering company, as well as creating partnerships with Asia-based businesses, Director Wrotniak successfully diversified Aminco’s product portfolio.  Director Wrotniak became a partner of Aminco in 2002.  Director Wrotniak is a member of the Board of Advisors of the Little Sisters of the Poor at their nursing home in the Bronx, New York since approximately 2004.  Director Wrotniak graduated from Georgetown University in 1989 with a B.S. in Business Administration (cum laude).

Director Wrotniak is a specialist in foreign trade, and brings to our Board his considerable experience in international business, including foreign exchange risk mitigation.

Meeting Attendance

During the year ended December 31, 2018, our Board held eleven (11) meetings.  The Audit Committee held nine (9) meetings and the Compensation Committee held eleven (11) meetings.  The Executive Committee did not hold any meetings in 2018.  The Special Independent Committee held seven (7) meetings.  Each Director attended at least 75% of these Board meetings and at least 75% of the meetings of all committees on which he or she served.  We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our incumbent Directors attended the 2018 Annual Meeting of Stockholders.

Compensation of Directors

During 2018, we paid our non-employee Directors a combination of (a) base annual cash fees for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as Chairpersons of committees and (d) equity compensation for service as Directors in the form of restricted stock units, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation paid to Directors in 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation($)	Total ($)
Guy W. Adams	79,750 (4)	140,000(2)(3)	0	219,750
Dr. Judy Codding	58,750 (5)	140,000(2)(3)	0	198,750
James J. Cotter, Jr.	42,706 (6)	70,000	0	112,706
William D. Gould	45,000 (7)	70,000	0	115,000
Edward L. Kane	80,072 (8)	140,000(2)(3)	0	220,072
Douglas J. McEachern	73,750 (9)	140,000(2)(3)	0	213,750
Michael Wrotniak	64,031 (10)	140,000(2)(3)	0	204,031

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718. All awards were RSUs.
(2)

The following table sets forth the number of RSUs outstanding at December 31, 2018 that were granted on January 2, 2018.  These RSUs each represent one share of Class A Common Stock, and vested on January 8, 2019:

Guy W. Adams	4,199
Dr. Judy Codding	4,199
Edward L. Kane	4,199
Douglas McEachern	4,199
Michael Wrotniak	4,199

(3)

The following table sets forth the number of RSUs outstanding at December 31, 2018 that were granted on November 7, 2018.  These RSUs each represent one share of Class A Common Stock, and vest on the date of our Annual Meeting:

Guy W. Adams	4,602
Dr. Judy Codding	4,602
Edward L. Kane	4,602
Douglas McEachern	4,602
Michael Wrotniak	4,602

(4)    Represents payment of Base Director Fee of $50,000, Executive Committee Chairperson fee of $20,000 and a prorated Lead Technology and Cyber Risk Director Fee of $9,750.

(5)Represents payment of Base Director Fee of $50,000, a Compensation Committee Member Fee of $5,000 and a Special Independent Committee Member Fee of $3,750.

(6)    Represents prorated payment of Base Director Fee of $42,706.

(7)    Represents payment of prorated Base Director Fee of $37,500 and a prorated Lead Independent Director Fee of $7,500.

(8)    Represents payment of Base Director Fee of $50,000, Executive Committee Member Fee of $7,500, Audit Committee Member Fee of $7,500, a prorated Compensation Committee Chairperson Fee of $12,812, a prorated Compensation Committee Member Fee of $753 and a prorated Lead Independent Director Fee of $1,507.

(9)    Represents payment of Base Director Fee of $50,000, Audit Committee Chairperson Fee of $20,000 and a Special Independent Committee Member Fee of $3,750.

(10)  Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $7,500, a prorated Compensation Committee Member Fee of $4,271 and a prorated Compensation Committee Chairperson Fee of $2,260.

2019 and Future Director Compensation

As discussed below in “Compensation Discussion and Analysis,” our Board requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of our Company.  Our Compensation Committee periodically reviews, evaluates, revises and recommends the adoption of new compensation arrangements for executive and management officers and outside directors of our Company.  In such matters, the Compensation Committee has retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

After input was received, reviewed and considered by our Compensation Committee, our Compensation Committee discussed peer group data compiled by Willis Towers Watson regarding the base fee and equity awards for Directors.  Following discussion, our Compensation Committee recommended and our Board authorized that:

•	The Board Base Director fee remain at $50,000.
•	The committee Chairperson retainers remain at $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees remain at $7,500 for our Audit and Executive Committees and $5,000 for our Compensation Committee.
•	The Lead Independent Director fee remain at $10,000.
•	The Lead Technology and Cyber Risk Director fee was set at $15,000.
•

The annual equity award value to Directors remained at $70,000 as a fixed dollar value and the number of RSUs granted was determined based on the fair market price on the date of the grant.  In 2017, the number of RSUs was based on the closing price of our Class A Common Stock on the grant date.

•

In order to better match the term of the RSU grant to the term of office of the individual receiving such grant, commencing with our 2018 Annual Meeting held on November 7, 2018, RSU grants will be made as of the date of the applicable annual meeting, and vest upon the first to occur of (i) the next occurring annual or special meeting at which directors are elected or (ii) the last business day prior to one year anniversary of such grant.  With respect to 2018, RSU grants were made on January 2, 2018, and vested on January 8, 2019.

Vote Required

The seven nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until the 2020 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  Each nominee has agreed to be nominated and, if elected, to serve as a director of our Company.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of seven nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements and internal control over financial reporting of our Company for the year ending December 31, 2019.  Grant Thornton was engaged as our independent registered public accounting firm for the years ended 2011 thru 2018.  The Company is seeking stockholder ratification of the appointment of Grant Thornton.

Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise.  However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the ratification of appointment of Grant Thornton as our Company’s registered independent public accounting firm discussed under Proposal 2 (the Auditor Ratification Proposal).

Recommendation of the Board

The Board recommends a vote “FOR” RATIFICATION OF APPOINTMENT OF GRANT THORNTON AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on November 7, 2018, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation, as well as in favor to change the “say on pay” vote to an annual vote.  Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2018 and, as the vote approved our executive compensation for 2017, we did not make any changes to our compensation based on the results of the vote.

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee.  However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 3 (the Executive Compensation Proposal).

Recommendation of the Board

The Board recommends a vote “FOR” the approval OF the compensation paid to our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2018.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by our Board.  The charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors.  Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chairperson Dr. Judy Codding Michael Wrotniak

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on April 12, 2019 by:

•	each of our Directors;
•	each of our current named executive officers (“NEOs”) set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEO’s
Ellen M. Cotter (2)(10)	3,233,892	15.2	1,173,888	69.8
Guy W. Adams (3)	8,603	*	--	--
Judy Codding (4)	13,603	*	--	--
Margaret Cotter (5)(10)	3,430,378	16.1	1,158,988	69.0
Edward L. Kane (6)	25,203	*	100	*
Douglas J. McEachern (7)	43,903	*	--	--
Michael Wrotniak	26,103	*	--	--

Devasis Ghose	7,500	*	--	--
Robert F. Smerling (8)	37,404	*	--	--
S. Craig Tompkins (9)	88,982	*	--	--

5% or Greater Stockholders
James J. Cotter Living Trust (10)	1,897,649	8.9	696,080	41.4
Estate of James J. Cotter, Sr. (Deceased) (10)	326,800	1.4	427,808	25.5
Mark Cuban (11) 5424 Deloache Avenue Dallas, Texas 75220	72,164	*	207,913	12.4
GAMCO Investors, Inc. (12) One Corporate Center Rye, New York 10580	--	--	84,530	5.0

All Directors and executive officers as a group (19 persons) (13)	4,674,120	22.0	1,209,088	71.9

(1)Percentage ownership is determined based on 21,250,501shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding on March 31, 2019.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options that are currently exercisable, or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)The Class A Stock shown includes 82,709 shares subject to stock options as well as 823,983 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation.  Ellen M. Cotter is a Co-Trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 326,800 shares that are part of the Cotter Estate that is being administered in the State of Nevada.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Living Trust.  See footnotes (10) to this table for information regarding beneficial ownership of the shares held by the Cotter Living Trust.  As Co-Trustees of the Cotter Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (10).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock, or 71.9% of the outstanding Class B Stock.

(3)The Class A Stock shown includes 2,000 shares subject to stock options.

(4)The Class A Stock shown includes 2,000 shares subject to stock options.

(5)The Class A Stock shown includes 29,571 shares subject to stock options as well as 816,712 shares held directly.  The Class A Stock shown also includes 256,895 shares held by the Cotter 2005 Grandchildren’s Trust.  Margaret Cotter is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 326,800 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Living Trust.  See footnote (10) for information regarding beneficial ownership of the shares held by the Living Trust.  As Co-Trustees of the Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (10).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock, or 70.0% of the outstanding Class B Stock.  The Class A Stock showing also includes 102,751 shares held by the Cotter Foundation, of which Ellen M. Cotter, Margaret Cotter and James J. Cotter, Jr., are Co-Trustees.

(6)The Class A Stock shown includes 4,000 shares subject to stock options.

(7)The Class A Stock shown includes 4,000 shares subject to stock options.

(8)    The Class A Stock shown includes 27,549 shares subject to stock options.

(9)The Class A Stock shown includes 27,549 shares subject to stock options.

(10)  On June 5, 2013, the Declaration of Trust establishing the Cotter Living Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s shares of Class B Stock were to be held in a separate trust, to be known as the “Cotter Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr. Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Cotter Voting Trust and names James J. Cotter, Jr. as the first alternate trustee in the event that Ms. Cotter is unable or unwilling to act as trustee.  The trustees of the Cotter Living Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Living Trust in accordance with the Company’s stock register and beneficial ownership of such shares as being held by each of the two Co-Trustees, Ellen M. Cotter and Margaret Cotter, who, are deemed to share voting and investment power of the shares held by the Cotter Living Trust.  In its ruling on March 23, 2018, the California Superior Court established that Ellen M. Cotter and Margaret Cotter are the Co-Trustees of the Cotter Living Trust, and that Margaret Cotter is the sole Trustee of the Cotter Voting Trust, and that Mr. Cotter, Jr., is not a trustee of either trust.

(11)Based on Mr. Cuban’s Form 5 filed with the SEC on February 19, 2016 and Schedule 13D/A filed on February 22, 2016.

(12)  Based on GAMCO Investors, Inc.’s Schedule 13D filed with the SEC on December 22, 2017, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as chief investment officer.

(13)The Class A Stock shown includes 225,041 shares subject to stock options currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities Exchange Commission (the “SEC”) and to provide us with copies of those filings.  Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that all Form 4’s for transactions that occurred in 2018 were timely filed as required under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Chairperson Cotter and Vice-Chairperson Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Gilbert Avanes	45	Interim Chief Financial Officer and Treasurer
Robert F. Smerling	84	President - Domestic Cinemas
S. Craig Tompkins	68	Executive Vice President, General Counsel
Andrzej Matyczynski	66	Executive Vice President – Global Operations
Steve Lucas	48	Vice President, Chief Accounting Officer and Controller
Mark Douglas	47	Managing Director – Reading Cinemas, Australia and New Zealand
Matthew Bourke	50	Managing Director – Real Estate, Australia and New Zealand

Gilbert Avanes.  Mr. Gilbert Avanes has been appointed Interim Chief Financial Officer and Treasurer of our Company, effective January 24, 2019.   Mr. Avanes has been an employee of and consultant to our Company for more than the past ten years,  most recently serving as Vice President of Financial Planning and Analysis (January 2016 to present).   Prior thereto, Mr. Avanes served as our Company’s Senior Director of Financial Planning and Analysis (January 2012 to December 2015), and as a consultant and then Senior Finance Manager (August 2007 to December 2011).   Mr. Avanes is a Certified Public Accountant (US) and Chartered Professional Accountant (Canada) and has a Master of Business Administration from Laurentian University and a Bachelor of Commerce (Major in Accounting and Minor in Finance) from Ryerson University.

This is the first time that Mr. Avanes has served as the chief financial officer and treasurer of a public company.   In light of this fact, he has been appointed on an “interim” basis.  It is anticipated that over the next three to six months, the Company Registrant’s Board of Directors (the Board) will review Mr. Avanes’ performance, and make a determination whether or not his appointment should be made permanent.

Robert F. Smerling.  Mr. Smerling has served as President of our domestic cinema operations since 1994.   He has been involved in the acquisition and/or development of all of our existing cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling’s accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top five grossing cinemas in the United States.  Prior to Mr. Smerling’s employment at Loews, he was Vice Chairperson of USA Cinemas in Boston, and President of Cinemanational Theatres.  Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

S. Craig Tompkins.  Mr. Tompkins has worked in various capacities for our Company and its predecessors in interest for more than the past 25 years.  He has served as Vice Chairperson of our Company and as the President of two of its predecessors public companies, as a consultant and outside counsel, and since 2017 as Executive Vice President and General Counsel.  Prior to his employment at our Company, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher.  Mr. Tompkins is a principal equity holder in and, between 2007 to 2017, served as the Executive Chairperson and, since 2017, as the Chairperson of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets.  From 1993 to 2006 (when the company went private), Mr. Tompkins served as a director and as the Chairperson of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to2001 (when the Bank was sold) as a member of the Board of Directors, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB.    Mr. Tompkins is also the Chairperson and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins family owned agricultural operation in Southern Oregon).  Mr. Tompkins holds a Bachelor of Arts (Magna Cum Laude) from Claremont McKenna College, and a Juris Doctorate (Magna Cum Laude) from the Harvard Law School, where he was on the Board of Student Advisors and served as research assistance to Professor James Casner (then serving as the Reporter to the Restatement of Property 2nd).  Following Law School, Mr. Tompkins served as law clerk to the Honorable Justice Dean Bryson on the Oregon Supreme Court, before joining Gibson, Dunn & Cruther.

Andrzej J. Matyczynski.  On March 10, 2016, Mr. Matyczynski was appointed as our Executive Vice President—Global Operations.  From May 11, 2015 until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation.  Mr. Matyczynski earned a Master’s Degree in Business Administration from the University of Southern California.

Steven J. Lucas.  Mr. Lucas was appointed as Vice President, Controller and Chief Accounting Officer in 2015.  From 2011 to 2015 Mr. Lucas worked in our Accounting group holding the role of Asia Pacific Controller.  Prior to joining our Company, Mr. Lucas worked for Arthur Andersen and EY for more than 15 years.  He is a Chartered Accountant, and has been a member of Chartered Accountants Australia and New Zealand for over 20 years.  He holds a Bachelors Degree in English Literature and History from Victoria University of Wellington, and a Post Graduate Diploma in Accounting from the Graduate School of Business and Government Administration of Victoria University of Wellington.

Mark D. Douglas.  Mr. Douglas first joined our Company in 1999, and was appointed as Managing Director, Reading Cinemas Australia and New Zealand on July 1, 2018.  From 2005 to 2018.  Mr. Douglas worked in our Real Estate division holding numerous roles including Director Property Development, Development Manager and General Manager Property.  Prior thereto, Mr. Douglas worked in our finance team, moving into the role of National Operations Manager for our cinema division in 2001.  Prior to joining our Company, Mr. Douglas worked for Myer Stores, a retail department store chain, in various business management and administration roles.  Mr. Douglas earned a Master’s Degree in Business Administration from Deakin University, Geelong Victoria and is a registered Certified Practicing Accountant with CPA Australia.

Matthew Benedict Bourke. Mr. Bourke was appointed as Managing Director, Real Estate, Australia and New Zealand on November 1, 2016. From February 24, 2014 until the above appointment, Mr. Bourke served as Director of Real, Australia and New Zealand. As Managing Director, Mr. Bourke has responsibility for all of our Company’s real estate activities in Australia and New Zealand, including identification of real estate acquisition and development opportunities, development management, asset management and all third party leasing. Prior to joining our Company, Mr. Bourke worked with Watpac Limited, a leading ASX listed property and construction company as General Manager, Property for 6 years. Prior thereto, he served as Development Director with a private unlisted REIT from 2002-2008. Mr. Bourke earned his Business (major, Marketing) qualifications from Swinburne University in Melbourne, Australia.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the Securities Exchange Commission and the Nasdaq Stock Market.

Compensation Committee Charter

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•	to establish our compensation philosophy and objectives;
•	to review and approve all compensation, for our CEO and our executive officers[2],
•	to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;
•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;
•	to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and
•	to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.  Further, our Compensation Committee periodically reviews and makes recommendations to our Board regarding Director compensation.

The Compensation Committee Charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

____________________________________________

1 Under our Compensation Committee charter, “executive officer” is defined to mean the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, any executive vice president of the Company and any managing director of Reading Entertainment Australia, Pty Ltd and/or Reading New Zealand, Ltd.

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value.  While we believe that our entire executive compensation package contributes to these goals, the base salaries we offer generally support goals 1 and 2 above, our short term incentive bonuses generally support goals 1, 2 and 3 above, and our long term incentives generally support goals 1, 2 and 4 above.

Our Executive Compensation Practices At A Glance

What We Do	What We Do NOT Do

DO pay for performance. Our Short-Term Incentive Bonuses—a significant portion of the compensation package provided to our “named executive officers” (“NEOs”) -- are tied to meeting our Company and individual performance goals

NO pledging permitted by directors or Section 16 officers without prior notice to Compliance Officer and Audit Committee Chairperson
DO provide minimum vesting periods for our long-term incentive awards	NO individual hedging or derivative transactions permitted by directors or Section 16 officers
DO empower Board to clawback short term incentive compensation if there is an accounting restatement due to material noncompliance with securities laws	NO ““single trigger” change in control payments for the benefit of our NEO’s
DO use an independent compensation consultant	NO golden parachute tax gross ups
DO appoint a Compensation Committee comprised solely of independent directors even though not required
DO require NEO’s and Directors to meet Company stock ownership requirements

Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below are provided for the individuals who were our NEOs for 2018, who we refer to collectively as the “NEOs”

Name	Title
Ellen M. Cotter	President and Chief Executive Officer
Dev Ghose	EVP, Chief Financial Officer and Treasurer(1)
S. Craig Tompkins	EVP, General Counsel
Robert F. Smerling	President, US Cinemas
Margaret Cotter	EVP-Real Estate Management and Development-NYC
(1)	Mr. Ghose retired from our Company on January 23, 2019, effective January 25, 2019. Accordingly, he was not considered by our Compensation Committee for any bonus compensation with respect to 2018

Compensation Setting Process; Role of Compensation Consultant

In the first quarter of 2018, our Compensation Committee, following consultation with its independent compensation consultant, Willis Towers Watson, our Chief Executive Officer, and our outside legal counsel, reviewed our Company’s compensation levels, programs and practices.  The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and the Nasdaq Listing Standards and concluded that it is independent.  Willis Towers Watson prepared materials that measured our executive and management compensation against compensation paid by peer group companies based on the 25th, 50th and 75th percentile of such peer group companies.  The 50th percentile was the median compensation paid by such peer group companies to executives performing similar responsibilities and duties.  The summary included base salary, short term incentive (cash bonus) and long-term incentive (equity awards) of the peer group companies to the base salary, short term incentive and long-term incentive provided to our executives and management.

For 2018, our Compensation Committee generally compared the compensation levels of our NEOs with the compensation levels of executives at the following entities which we refer to as our “peer group”:  Acadia Realty Trust, Cedar Realty Trust Inc., Global Eagle Entertainment Inc., IMAX Corporation, Kite Realty Group Trust, The Marcus Corporation, National CineMedia, Inc., Pennsylvania Real Estate Investment Trust, Ramco-Gershenson Properties Trust, Red Lion Hotels Corporation, Retail Opportunity Investments Corp., Saul Centers Inc., Urstadt Biddle Properties Inc., and Village Roadshow Ltd. However, our Compensation Committee used this information as just one factor in determining compensation and did not strictly attempt to benchmark our NEOs compensation to a single level as compared to the peer group.

 Our Compensation Committee established (i) 2018 annual base salaries at levels that it believed were generally competitive with executives in our peer group as described in the executive pay summary assessment prepared by Willis Towers Watson, except for the base salary of our CEO, which remains below the 25th percentile of our peer group, (ii) short term incentive awards in the form of annual cash bonuses based on the achievement of identified goals and benchmarks, and (iii) long-term incentive awards in the form of employee stock options and RSUs that are used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

In the last quarter of 2018, our Compensation Committee, with the assistance of Willis Towers Watson and our outside legal counsel, reviewed outside director cash compensation, amended our stock ownership policy and began plans for the year end 2018 NEO compensation review.

In the future, it is anticipated that our Compensation Committee will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction, our Chief Executive Officer prepared at the beginning of 2018 an executive compensation analysis and recommendations for 2018 for each executive officer (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

2018 Base Salary;

•	A proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	A long-term incentive in the form of stock options and restricted stock units.

During the first quarter 2018, our Compensation Committee, based upon these recommendations and materials received from its compensation consultant, then established, , the (1) base salary, (2) the target cash bonus for 2018 and (3) the performance metrics and levels upon which the cash bonus can be earned.

Our Compensation Committee performed an annual review of 2018 NEO compensation in the first quarter of 2019, including consideration of the presentation by our Chief Executive Officer regarding each element of NEO compensation arrangements.  Our Compensation Committee reviewed the 2018 performance goals of our NEOs and the extent to which each NEO achieved such goals.  Our Compensation Committee, in determining final incentive compensation for services rendered in 2018, also considered, among other things, the recommendations of our Chief Executive Officer (except with respect to her compensation, in which she did not make a recommendation), the overall operating results of our Company and the challenges met in achieving those operating results.

2018 Compensation Decisions

To assist the Compensation Committee’s evaluation of performance based-compensation considerations, our Chief Executive Officer submitted presentations reviewing our Company’s 2018 performance, which included a “Year in Review” which, among other things, compared our Company’s performance against the a multi-year strategic plan (the “Three Year Strategy”) approved by the Board on March 22, 2018, which focused on our two business segments: Cinema and Property, and noted the following 2018 accomplishments:

Our Company set a variety of operational records:

•	Total Revenues—highest on record
•	Operating Income—Highest on record
•	EBITDA—3rd highest on record
•	Net Income—4th highest on record
•	Basic EPS—4th highest on record
•	Theater Level Cash Flow—highest on record in each of US, Australia and New Zealand.
•	Our Company acquired or leased or entered into agreements to acquire or lease 4 cinemas with 25 screens.
•

Our Company completed or substantially completed renovations to our cinemas, investing approximately $24.0 million in capital improvements, such as, by adding luxury seating, converting screens to our premium branded TITAN presentations and enhancing food and beverage.  We have liquor licenses for the sale of alcoholic beverages at 25 of our cinemas.

These and other factors were considered by our Compensation Committee in determining levels of compensation paid to our NEOs.  In some cases, the Compensation Committee took into consideration the partial accomplishment of goals, and progress made to complete goals during the first quarter of 2019.  For a more detailed description of our Company’s business and results of operation, see our Annual Report on Form 10-K for the year ended December 31, 2018.

Stockholder Advisory Vote

As part of its compensation setting process, our Compensation Committee also considers the results of the prior year’s stockholder advisory vote on our executive compensation. Our Compensation Committee believes these voting results provide useful insight as to whether stockholders agree that our Compensation Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our stockholders by providing our executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase stockholder value.  As part of its 2018 compensation setting process, the Committee reviewed the results of the 2017 stockholder advisory vote, in which approximately 99% of the votes cast were voted in favor of our executive compensation program.

Chief Executive Officer Compensation

For 2018, our Compensation Committee was provided with materials from our compensation consultant, Willis Towers Watson, on relevant comparable compensation data for our Chief Executive Officer (and our other NEOs and other executive officers) comparing all aspects of compensation to peer group data.  Our Compensation Committee was provided with summaries of performance of our Chief Executive Officer (and our other NEOs and executive officers in each case comparing the executive’s performance to 2018 goals, including corporate goals, divisional goals (where applicable) and individual goals, each of which was established by our Compensation Committee in early 2018.  Our Compensation Committee interviewed our Chief Executive Officer to obtain a better understanding of the factors to be considered in determining our Chief Executive Officer's compensation, including extensive discussions regarding performance.  Our Compensation Committee met in executive sessions without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity awards, if any.   With the exception of these executive sessions of our Compensation Committee, our Chief Executive Officer participated in most deliberations of our Compensation Committee relating to NEO compensation. However, our Compensation Committee excused our Chief Executive Officer for certain deliberations with respect to the compensation recommended for Vice-Chairperson Margaret Cotter, the sister of our Chief Executive Officer, Ellen Cotter.

The base salary set for our Chief Executive Officer for 2018, or $496,266, remains substantially below the market base salary median for our peer group.  By comparison, the Willis Towers Watson report showed that the 25th, 50th and 75th percentiles in the peer group of CEO base salaries were $551,000, $653,000 and $764,000, respectively.  Because Chairperson Cotter’s potential short-term incentive payment was based on a percentage (100%) of her base salary, which was below the 25th percentile of market peers.  The Compensation Committee believe that our Chief Executive Officer, in 2018, continued to perform strongly.  The Compensation Committee has increased her base salary every year and expects to do so assuming continued strong performance.  Chairperson Cotter’s potential short-term incentive payment was also set to be in a lower range than our peer group.

In addition, as discussed in more detail below, our Chief Executive Officer was awarded a $471,453 short term incentive bonus and had been granted $360,000 in long term incentives, split equally between stock options and RSU’s.

2018 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2018 base salaries for the following NEOs.

Name	Title	2018 Base Salary
Ellen M. Cotter	President and Chief Executive Officer	$496,266
Dev Ghose	EVP, Chief Financial Officer, and Treasurer	$412,000
S. Craig Tompkins	EVP, General Counsel	$425,000
Robert F. Smerling	President, US Cinemas	$400,200
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$365,000

2018 Short Term Incentives

The Short-Term Incentives authorized by our Compensation Committee provide our NEOs with an opportunity to earn an annual cash bonus based upon the achievement of certain of our Company’s financial goals, division goals and individual goals, recommended by our Chief Executive Officer and approved by our Compensation Committee during the first quarter of 2018.  Under our Compensation Committee charter, the compensation payable to our Chief Executive Officer, Chairperson Cotter, and Vice-Chairperson Cotter must also be approved by our full Board. Participants in the short-term incentive plan are advised of their annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.

For 2018, the performance goals for our NEOs included (i) a target for a Company-wide Performance Goal Operational Metric based upon Company-wide “Compensation Adjusted EBITDA” (a non-GAAP measure defined below); (ii) Company-wide Performance Goal Development Metrics, (iii) Division Performance Goal Operational Metrics, and (iv) Division Performance Goal Development Metrics.  In addition, each of our NEOs was provided individually tailored goals based on the particular NEO’s respective areas of responsibility.

Management and our Compensation Committee use “Earnings before Interest, Taxes, Depreciation and Amortization, or “EBITDA,” a non-GAAP financial measure, for a number of purposes in assessing the performance of the Company. See Item 6 – “Selected Financial Data” of our Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion and reconciliation of EBITDA.  “Compensation Adjusted EBITDA” is one of the two principal Company-wide performance metrics used by our Compensation Committee and for assessing the performance of executives of our Company.  Compensation Adjusted EBITDA is not otherwise used by management and is calculated in a manner intended to adjust out of EBITDA those elements not generally within the control of our executives.

In the first quarter of 2018, our Compensation Committee set the following Company-wide Compensation Adjusted EBITDA targets:

(i)	Threshold – $42,750,000
(ii)	Target – $47,500,000
(iii)	Maximum – $52,250,000

The 2018 Compensation Adjusted EBITDA approved by our Compensation Committee for determining our Company-wide Performance Goal Operational Metric was determined by our Compensation Committee to be $53,158,899. It was determined as follows:

($ in thousands)
Net Income (Comparable GAAP financial measure)	14,366
EBITDA (Non- GAAP measure, see Item 6 – Selected Financial Data for reconciliation to net income on 2018 Form 10-K)	46,898
Compensation Committee adjustments to EBITDA:
(i) Adjustment for 2018 deferred compensation expense	1,458
(ii) Foreign exchange equalization adjustment	1,055
(iii)Adjustment for legal expenses related to James J. Cotter, Jr. related legal matters	3,892
__
Compensation Adjusted EBITDA	$53,303

For each of our NEOs, Company-wide, division-wide (as applicable) and individual objectives were approved, together with the respective weighting of each element.  Our Compensation Committee concluded that 150% of the Company-wide Performance Goal Operational Metric (Compensation Adjusted EBITDA of $42.75 million) had been met and that 100% of the Company-wide Performance Goal Development Metric (Certain completion milestones on our 44 Union Square project, our Redyard/Auburn project and our Courtenay Central project) had been met.

The following table shows which portion of each NEO’s potential bonus was dependent on which respective goal or objective:

NEO	Company-Wide Goals	Division Goals	Individual Objectives
Ellen M. Cotter	50%	n/a	50%
Devasis Ghose	50%	n/a	50%
S. Craig Tompkins	50%	n/a	50%
Robert F. Smerling	25%	45%	30%
Margaret Cotter	40%	30%	30%

Chairperson Ellen Cotter is our President and Chief Executive Officer.  Her target bonus opportunity was 95% of base salary.  Our Compensation Committee determined that she had met 150% of the Company-wide Performance Goal-Operational Metric and 100% of the Company-wide Goal-Development Metric.  Our Compensation Committee reviewed her individual objectives which included goals in the areas of theater market growth, long-term real estate opportunities, general & administrative expense management, construction project controls, strategy setting, enhanced controls and decision-making systems and technology initiatives.  Based on our Compensation Committee’s review, Chairperson Cotter was awarded a bonus of $471,453, which was also approved by our Board.

Devasis Ghose was our Executive Vice President, Chief Financial Officer, and Treasurer until his retirement on January 23, 2019.  Due to his retirement, he did not participate in the 2018 short term incentive program. In connection with the non-renewal of his prior contract, Mr. Ghose was paid in 2018 (as contemplated by that agreement) a termination benefit in the amount of $412,000.

S. Craig Tompkins is our Executive Vice President and General Counsel. His target bonus opportunity was 25% of base salary. In addition to the Company-wide goals, our Compensation Committee concluded that when combined with his individual goals, 103% of his Target Short Term incentives had been met.  His individual objectives included legal expense management, supervising and resolving material litigation, assisting in financing, execution of the global property strategy, and reducing corporate expenses and launching policies to assist in improving internal controls.  Based on our Compensation Committee’s review, Mr. Tompkins was awarded a bonus of $108,906.

Robert Smerling is President of US Cinemas.  His target bonus opportunity was 30% of base salary.  In addition to the Company-wide goals, our Compensation Committee concluded that when combined with his individual goals, 69% of his Target Short Term incentives had been met.  His divisional and individual goals related to achieving certain milestones in our US cinema circuit, including certain arbitration, advertising, lease and operational matters.  Based on our Compensation Committee’s review, Mr. Smerling was awarded a bonus of $82,541.

Margaret Cotter is our EVP – Real Estate Management and Development-NYC.  Her target bonus opportunity was 30% of base salary. In addition to the Company-wide goals, our Compensation Committee concluded that when combined with her individual goals, 97% of her Target Short Term incentives had been met.  Her individual objectives included development, feasibility and renovation projects for certain of our live theaters and cinemas and management of certain 44 Union Square construction-related matters.  Based on our Compensation Committee’s review, Ms. Cotter was awarded a bonus of $105,668.   Ms. Cotter’s bonus was also approved by our Board.

Long-Term Equity Awards

Long-term incentives utilize the equity-based plan under our 2010 Incentive Stock Plan, as amended (the “2010 Plan”).  For 2018, executive and management team participants received awards in the following forms: 50% time-based restricted stock units and 50% non-statutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

The following grants were made for 2018 to our NEOs in April 2018:

2018
Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Non-Statutory Stock Options (1)
Ellen M. Cotter	President and Chief Executive Officer	$180,000	$180,000
Devasis Ghose (2)	EVP, Chief Financial Officer and Treasurer	0	0
S. Craig Tompkins	EVP, General Counsel	60,000	60,000
Robert F. Smerling	President, US Cinemas	60,000	60,000
Margaret Cotter	EVP-Real Estate Management and Development-NYC	60,000	60,000

(1)The number of shares of stock to be issued was calculated using the Black Scholes pricing model as of the date of grant of the award.

(2)Mr. Dev Ghose was awarded 100,000 non-statutory stock options vesting over a 4-year period commencing on Mr. Ghose’s first day of employment on May 11, 2015.

All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Stock Incentive Plan (as amended from time to time, as our (“2010 Incentive Plan”)) and award grant.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii)  certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  In the case of awards to non-executive directors, the accelerated vesting will be triggered upon a change of control or certain corporate transactions in which awards are not replaced with substantially equivalent awards.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan (our “401(k) Plan”) that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan.  Our NEOs are eligible to participate in our 401(k) Plan on the same terms as other full-time employees generally.  Currently, we match contributions made by participants in our 401(k) Plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, US Cinemas, due to his significant long-term service to the Company.  The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

On August 29, 2017, the Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel.  The retirement benefit is the same as that provided to Mr. Smerling, except calculated net of the amount of $197,060, accrued to Mr. Tompkins under a separate vested benefit program established by one of the two companies acquired by the Company as a part of the consolidation transaction in 2000.

We currently maintain no other retirement plan for our above identified NEOs.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain NEOs.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as the beneficiary under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of NEOs, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our NEOs with perquisites or other personal benefits.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1.0 million. Our Compensation Committee and our Board consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Stock Ownership Policy

In April 2017, our Board upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our NEO’s and our Directors.  Our Board believes that such a policy is a “best practice” and further supports the alignment of interests between our NEO’s, our Directors and our stockholders.

Under our stock ownership policy:

•	Our Chief Executive Officer is required to beneficially own Company shares equal to six times her base salary;
•	Our other NEO’s are required to beneficially own Company shares equal to one times their base salary; and
•	Our Directors who are not employees of the Company are required to beneficially own Company shares equal to three times their annual base directors fee.

When adopted, our Board approved a five-year period (from the later of the Policy adoption or date of hire or election/appointment, as the case may be) for the affected individuals to comply, so formal compliance is not yet required.  However, had the policy been in effect at December 31, 2018, all NEO’s, including our CEO, and each of our Directors would have been in compliance with that policy.

Under our stock ownership policy, the value to be used to measure compliance includes shares held of record or beneficially owned, together with the value of vested and non-vested options (however, in the case of vested and non-vested options, only the amount representing the difference between the exercise price and the closing price of the Company’s Common Stock on the measurement date is included), of RSUs and/or of other applicable equity instruments held by such individual.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Director Wrotniak, who serves as Chairperson and Directors Codding and McEachern.  None of the members of the Compensation Committee was, during 2018, an officer or employee of the Company, or formerly an officer of the Company.  None of our executive officers currently serves, or during 2018 served, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or our Compensation Committee.

There were no transactions during 2018 between the Company and any of the directors who served as members of the Compensation Committee for any part of 2018 that would require disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Chief Executive Pay Ratio

As of December 31, 2018, we employed approximately 2,950 persons, with more than 85% of such persons being seasonal, part-time employees.   Generally, we have experienced comparatively higher turnover rates with our seasonal, part‑time employees, as compared to our full-time employees.  Accordingly, the median total compensation we estimate below, as well as the resulting ratio of Chairperson Cotter’s compensation to such estimated median total compensation is reflective of both the seasonal, part-time nature of the majority of our employees, as well as the fact that we experience a high turnover rate with such employees each fiscal year.  This ratio was also impacted by the fact that of these employees, 1,221 or 45% were employed in Australia and New Zealand, whose compensation figures were impacted by fluctuating currency exchange rates and prevailing wage rates in those jurisdictions for similar positions.  During 2018, the Australian Dollar and New Zealand Dollar weakened against the U.S. Dollar by 2.5% respectively for both countries.

We selected December 31, 2018 as the determination date for identifying the median employee.  Chairperson Cotter, our President and Chief Executive Officer, for the fiscal year 2018 received annual total compensation of $1,340,124.  Based on the calculation described below, the median employee’s annual total compensation was $7,986.54 as of December 31, 2018.  As a result, Chairperson Cotter’s fiscal 2018 total compensation was approximately 168 times greater than the total compensation of the median employee.

We previously identified the median employee as of December 31, 2017, by examining the 2017 W-2 (or equivalent) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2017, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).  For such employees, we did not make any assumptions, adjustments, or estimates with respect to total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2017.  For employees based and paid overseas, we converted their earnings to US dollars using the average exchange rates between local currency and US dollars.

As of December 31, 2018, this employee was employed in the same capacity, without any substantial salary increase, as December 31, 2017.  Additionally, we believe there were no significant changes in our employee population or employee compensation arrangements and, accordingly, we reasonably believe that there have been no changes that would significantly affect our pay ratio disclosure. Therefore, to determine our pay ratio for 2018, we used the same median employee identified in 2017.

We calculated the 2018 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Michael Wrotniak, Chairperson Dr. Judy Codding Douglas McEachern

Notwithstanding anything to the contrary set for in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Report above shall not be incorporated by reference into this proxy statement.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2018 to (i) Chairperson Cotter, who served as our interim principal executive officer from June 12, 2015 through January 8, 2016 and who since that date has served as our principal executive officer, (ii) Mr. Devasis Ghose, who served as our Chief Financial Officer starting May 11, 2015 through January 25, 2019, and (iii) the other three most highly compensated persons who served as executive officers in 2018.

	Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Other Compensation ($)		Termination Benefit ($)	Total ($)
Ellen M. Cotter President and Chief Executive Officer	2018	496,266	180,000	180,000	471,453	12,405	(3)	--	1,340,124
	2017	463,800	180,000	180,000	374,474	12,060	(3)	--	1,210,334
	2016	450,000	150,000	150,000	363,375	25,550	(3)	--	1,138,925
Devasis Ghose EVP, Chief Financial Officer andTreasurer	2018	412,000	--	--	--	16,950	(3)	412,000	840,950
	2017	412,000	--	--	154,479	16,005	(3)	--	582,484
	2016	400,000	--	--	170,000	27,140	(3)	--	597,140
Robert F. Smerling President – Domestic Cinema Operations	2018	400,200	60,000	60,000	82,541	6,562	(3)	--	609,303
	2017	393,000	60,000	60,000	70,439	5,993	(3)	--	589,432
	2016	375,000	50,000	50,000	72,068	23,434	(3)	--	570,502
S. Craig Tompkins EVP, General Counsel	2018	425,000	60,000	60,000	108,906	17,379	(3)	--	671,286
	2017	N/A	N/A	N/A	N/A	N/A		N/A	N/A
	2016	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Margaret Cotter (4) EVP-Real Estate Management & Development	2018	365,000	60,000	60,000	105,668	12,260	(3)	--	602,928
	2017	365,000	60,000	60,000	81,569	11,950	(3)	--	578,519
	2016	285,343	50,000	50,000	95,000	11,665	(3)	--	492,008

(1)

Stock awards granted as a component of the 2018, 2017 and 2016 annual incentive awards are reported in this column as 2018, 2017 and 2016 compensation, respectively, to reflect the applicable service period for such awards.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.  The assumptions used in the valuation of these awards are discussed in Note 3 to our consolidated financial statements.  Stock options awards to Mr. Ghose were issued as a part of his employment contract, and were not subject to Compensation Committee review.  For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2018.”

(2)For the year ended December 31, 2018, our Compensation Committee approved the payment of a short-term incentives cash bonus.  For a discussion regarding the 2018 short term incentive, see “Compensation Discussion and Analysis – 2018 Short Term Incentives.”

(3)Includes our matching employer contributions under our 401(k) Plan and the imputed tax of key person insurance.

 (4)Margaret Cotter was retained by the Company as a full-time employee commencing March 10, 2016.  As such, she was paid a prorated amount of her $350,000 base salary for 2016. Prior to that time, she provided services as an employee of OBI.  A discussion of that arrangement and the amounts paid to OBI are set forth under the caption Certain Relationships and Related Party Transactions, below.

Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by the Compensation Committee in the first quarter of 2018 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards and options granted to our NEOs for the year ended December 31, 2018:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Award ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ellen M. Cotter	Short-term Incentive(1) Stock Options RSU	4/13/2018 4/13/2018	235,727	471,453	707,180	--	--	--	11,002	47,493	16.36	360,000
Devasis Ghose	Short-term Incentive(1) Stock Options RSU		103,000	206,000	309,000	--	--	--	--	--	--	--
Robert F. Smerling	Short-term Incentive(1) Stock Options RSU	4/12/2018 4/12/2018	60,030	120,060	180,090	--	--	--	3,649	15,748	16.44	120,000
S. Craig Tompkins	Short-term Incentive(1) Stock Options RSU	4/12/2018 4/12/2018	3,125	106,250	159,375	--	--	--	3,649	15,748	16.44	120,000
Margaret Cotter	Short-term Incentive(1) Stock Options RSU	4/13/2018 4/13/2018	54,750	109,500	164,250	--	--	--	3,667	15,8311	16.36	120,000

(1)

Represents the short-term (or annual) incentive for fiscal year 2018.  The award amount is based upon the achievement of certain company financial goals measured by our EBITDA and development metrics, division goals and individual goals, as approved by the Compensation Committee.  For a discussion regarding the 2018 short term incentive, see “Compensation Discussion and Analysis – 2018 Short Term Incentives.”

(2)

Represents stock options granted under our2010 Incentive Plan.  The stock options granted to the NEOs in 2018 have a 5-year term and vests to 25% of the shares of our common stock underlying the option grant per year on the first day of each successive 12-month period commencing one year from the date of the grant.  Options were granted with an exercise price equal to the closing price per share on the date of grant.

(3)Represents the aggregate ASC 718 value of awards made in 2018.

2010 Incentive Plan

On May 13, 2010, our stockholders approved our 2010 Incentive Plan at the annual meeting of stockholders in accordance with the recommendation of our Board.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  On March 10, 2016, our Board approved a First Amendment to the Plan to permit the award of restricted stock units. On March 2, 2017 and on April 26, 2017, our Board approved a further amendment to the Plan (the Second Amendment to the Plan) (i) to allow net exercises of stock options to be made at the Participant’s election; (ii) to incorporate the substance of the resolutions of the Compensation Committee on May 16, 2013 authorizing certain cashless transactions and automatic exercise of expiring in the money options; (iii) to broaden the permissible tax withholding by surrender of shares and (iv) to change the definition of Fair Market Value for purposes of the calculation of share value for purposes of net exercises and cashless exercises from the closing price to the average of the price of the highest sale price and the lowest sale price on the applicable measured day.  On November 7, 2017, our stockholders approved an amendment to increase the number of shares issuable under the Plan by 947,460 shares.  The Plan, as amended, permits issuance of a maximum of 2,197,460 shares of which, 932,300 has been used to date.  The Plan expires automatically on March 11, 2020.

Equity awards under our Plan are intended by us as a means to attract and retain qualified management, directors and consultants, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire our common stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses. Equity awards may include stock options, restricted stock,  restricted stock units, bonus stock, or stock appreciation rights.

If awarded, it is generally our policy to value stock options and restricted stock at the closing price of our common stock as reported on the Nasdaq Stock Market on the date the award is approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, the award may be based on the market price on a date calculated from the closing date of the relevant transaction.  Awards may also be subject to vesting and limitations on voting or other rights.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2018 under the 2010 Incentive Plan:

	Stock Options						RestrictedStock Awards
Name	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: No. Of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Ellen M. Cotter	A	44,823	14,940(2)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	3,138 (3)	$45,627	--	--
	A	26,012	26,011 (4)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	5,635 (5)	$81,933	--	--
	A	11,874	35,619(6)	--	16.36	4/12/2023			--	--
	A	--	--	--	--	--	8,251(7)	$119,970	--	--
	A	--	89,459(8)	--	16.14	3/13/2024			--	--
	A	--	--	--	--	--	19,455(9)	$282,876	--	--
Dev Ghose	A	42,500	50,000	--	13.42	05/10/2020	--	--	--	--
S. Craig Tompkins	A	8,671	8,670(10)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	1,878(11)	$27,306
	A	9,961	9,960(12)	--	15.68	8/28/2020	--	--	--	--
	A	--	--	--	--	--	3,696(13)	$53,740
	A	3,937	11,811(14)	--	16.44	4/11/2023	--	--	--	--
	A	--	--	--	--	--	2,052(15)	$29,836	--	--
	A	--	17,857(16)	--	16.14	3/12/2024	--	--	--	--
	A	--	--	--	--	--	3,649(17)	$53,057
Margaret Cotter	A	2,000	--	--	12.34	01/14/2020	--	--	--	--
	A	14,941	4,980 (18)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	1,046 (19)	$15,209	--	--
	A	8,671	8,670 (20)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	1,877 (21)	$27,292	--	--
	A	3,958	11,873(22)	--	16.36	4/12/2023	--	--	--	--
	A	--	--	--	--	--	2,750(23)	$39,985
	A	--	17,806(24)	--	16.14	3/13/2024	--	--	--	--
	A	--	--	--	--	--	3,872(25)	$56,299
Robert F. Smerling	A	14,941	4,980 (26)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	1,046 (27)	$15,209	--	--
	A	8,671	8,670 (28)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	1,878 (29)	$27,306
	A	3,937	11,811(30)	--	16.44	4/11/2023	--	--	--	--
	A	--	--	--	--	--	2,052(31)	$29,836
	A	--	17,857(32)	--	16.14	3/12/2024	--	--	--	--
	A	--	--	--	--	--	3,649(33)	$53,056	--	--

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2018 or $14.54.
(2)	14,940 options will vest on March 10, 2020.
(3)	3,138 units will vest on March 10, 2020.
(4)	13,006 options will vest on March 23, 2020, and 13,005 options will vest on March 23, 2021.
(5)	2,818 units will vest on March 23, 2020, and 2,817 units will vest on March 23, 2021.
(6)	11,874 options will vest on April 13, 2019 and 11,873 options will vest on each of April 13, 2020, April 13, 2021 and April 13, 2022.
(7)	2,751 units will vest on each of April 13, 2019 and April 13, 2020 and 2,750 units will vest on each of April 13, 2021 and April 13, 2022.
(8)	22,365 options will vest on March 14, 2020 and March 14, 2021 and March 14, 2022 and 22,364 options will vest on March 14, 2023.

(9)	4,864 units will vest on March 14, 2020 and March 14, 2021 and March 14, 2022 and 4,863 units will vest on March 14, 2023.
(10)	4,335 options will vest on each of March 23, 2020 and March 23, 2021.
(11)	939 units will vest on each of March 23, 2020 and March 23, 2021.
(12)	4,980 options will vest on each of August 29, 2019 and August 29, 2020.
(13)	1,848 units will vest on each of August 29, 2019 and August 29, 2020.
(14)	3,937 options will vest on each of April 12, 2019, April 12, 2020, April 12, 2021 and April 12, 2022.
(15)	685 units will vest on April 12, 2019 and 684 units will vest on each of April 12, 2020, April 12, 2021 and April 12, 2022.
(16)	4,465 options vest on March 13, 2020 and 4,464 options will vest on each of March 13, 2021, March 13, 2022 and March 13, 2023.
(17)	913 units vest on March 13, 2020 and 912 units will vest on each of March 13, 2021, March 13, 2022 and March 13, 2023.
(18)	4,980 options will vest on March 10, 2020.
(19)	1,046 units will vest on March 10, 2020.
(20)	4,335 options will vest on March 23, 2020 and March 23, 2021.
(21)	939 units will vest on March 23, 2020 and 938 units vest on March 23, 2021.
(22)	3,958 options will vest on each of April 13, 2019, April 13, 2020 and April 13, 2021 and 3,957 options will vest on April 13, 2022.
(23)	917 units will vest on each of April 13, 2019, April 13, 2020 and April 13, 2021 and 916 units will vest on April 13, 2022.
(24)	4,452 options will vest on each of March 14, 2020 and March 14, 2021 and 4,451 options will vest on each of March 14, 2022 and March 14, 2023.
(25)	968 units will vest on each of March 14, 2020 and March 14, 2021, March 14, 2022 and March 14, 2023.
(26)	4,980 options will vest on March 10, 2020.
(27)	1,046 units March 10, 2020.
(28)	4,335 options will vest on March 23, 2020 and March 23, 2021.
(29)	939 units will vest on March 23, 2020 and March 23, 2021.
(30)	3,937 options will vest on each of April 12, 2019, April 12, 2020, April 12, 2021 and April 12, 2022.
(31)	685 units will vest on April 12, 2019 and 684 units will vest on each of April 12, 2020, April 12, 2021 and April 12, 2022.
(32)	4,465 options will vest on March 13, 2020 and 4,464 options will vest on each of March 13, 2021, March 13, 2022 and March 13, 2023.
(33)	913 units will vest on March 13, 2020 and 912 units will vest on each of March 13, 2021, March 13, 2022 and March 13, 2023.

Option Exercises and Stock Vested

The following table contains information for our NEOs concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2018:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	A	20,000	218,299	5,956	99,604
Margaret Cotter	A	5,000	49,257	1,985	33,196
Devasis Ghose	A	--	--	--	--
Robert F. Smerling	A	--	--	1,985	33,196
S. Craig Tompkins	A	--	--	939	15,700

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2018, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	586,469	(2)	$14.01
Restricted Stock Units	142,545	(2)	N/A
Total	729,014		14.01	1,031,970

(1)Our 2010 Incentive Plan.

(2)Represents outstanding stock awards only.

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2018:

Robert F. Smerling – Retirement Benefit.  In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long-term service to the Company.  The retirement benefit is a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

S. Craig Tompkins – Retirement Benefit.  In August 2017, the Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel.  The retirement benefit is the same as that provided to Mr. Smerling, except calculated net of the amount of $197,060, accrued to Mr. Tompkins under a separate vested benefit program established by one of the two company acquired by the Company as a part of the consolidation transaction in 2000.

Option and RSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Plan and award grant.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  RSUs issued to our Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2018, assuming the transaction took place on December 31, 2018 at price equal to the closing price of the Class A stock, which was of $14.54.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards	Value of Vested Stock Options (1)	Benefits Payable under Retirement Plans
Ellen M. Cotter	--	--	116,092	--	--	530,405	154,786	--
Margaret Cotter	--	--	43,097	--	--	138,784	55,995	--
Robert F. Smerling	--	--	38,697	--	--	138,712	51,595	599,367(2)
S. Craig Tompkins	--	--	--	--	--	177,243	--	466,191(3)

____________________________

(1)

Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2018 or $14.54. Accelerated vesting is triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.

(2)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2018 and 2017.

(3)

Tompkins’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Tompkins in the most recently completed five-year period, reduced by the retirement benefit paid to Mr. Tompkins from the Craig Corporation Key Personnel Retirement Plan in the amount of $197,060.  The figure quoted in the table represents the average of total compensation paid for years 2018 and 2017.

Employment Agreements

As of December 31, 2018, our NEOs had the following employment agreements in place.

Dev Ghose.    Mr. Ghose's employment agreement expired on May 10, 2018 and was not renewed.  He continued as our Chief Financial Officer through January 24, 2019 (the date of his retirement), on an “at will” basis, similar to all of our other senior executive officers.  Mr. Ghose carried forward his accrued vacation time and certain medical and insurance benefits through that date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Directors Douglas McEachern, who serves as Chairperson, Judy Codding and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC (“SHC”) regarding the master leasing, with an option to purchase, of certain cinemas located in Manhattan including our Village East and Cinemas 1, 2, 3 theaters.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC, to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis.  SHC is a limited liability company owned in equal shares by the Cotter Estate or the Cotter Trust and a third party.

As previously reported, over the years, two of the cinemas subject to the master leasing agreement have been redeveloped and one (the Cinemas 1, 2, 3 discussed below) has been acquired.  The Village East is the only cinema that remains subject to this master lease.  We paid an annual rent of $590,000 for this cinema to SHC in each of 2018, 2017 and 2016.  During this same period, we received management fees from the 86th Street Cinema of $172,000, $141,000 and $150,000, respectively.

In 2005, we acquired (i) from a third party the fee interest underlying the Cinemas 1, 2, 3 and (ii) from SHC its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.  The ground lease estate and the improvements acquired from SHC were originally a part of the master lease transaction, discussed above.  In connection with that transaction, we granted to SHC an option to acquire at cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC (“SHP”), formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP’s liabilities.  At the time of the option exercise and the closing of the acquisition of the 25% interest, SHP had debt of $26.9 million, including a $2.9 million, non-interest bearing intercompany loan from the Company.  As of December 31, 2015, SHP had debt of $19.4 million (again, including the intercompany loan).  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.

On June 29, 2010, we agreed to extend our existing lease from SHC of the Village East Cinema by 10 years, with a new termination date of June 30, 2020.  This amendment was reviewed and approved by our Audit Committee.  The Village East lease includes a sub-lease of the ground underlying the cinema that is subject to a longer-term ground lease between SHC and an unrelated third party that expires in June 2031 (the “cinema ground lease”).  The extended lease provides for a call option pursuant to which Reading may purchase the cinema ground lease for $5.9 million at the end of the lease term.  Additionally, the lease has a put option pursuant to which SHC may require Reading to purchase all or a portion of SHC’s interest in the existing cinema lease and the cinema ground lease at any time between July 1, 2013 and December 4, 2019.  SHC’s put option may be exercised on one or more occasions in increments of not less than $100,000 each.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities (see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 18, 2019, under Part II - Item 8. (Financial Statements and Supplementary Date), and Note 11 – Pension and Other Liabilities, a copy of which accompanies this Proxy Statement.

In February 2015, we and SHP entered into an amendment to the management agreement dated as of June 27, 2007 between us and SHP.  The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP with respect to $750,000 (the “Renovation Funding Amount”) of renovations to Cinemas 1,2,3 funded or to be funded by us.  In consideration of our funding of the renovations, our annual management fee under the management agreement was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1,2,3 over the average annual positive cash flow of the Cinemas 1,2,3 over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% annual cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee (the “Improvements Fee”). Under the amended management agreement, we are entitled to retain ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and have the right (but not the obligation) to remove all such furniture, fixtures and equipment (at our own cost and expense) from the Cinemas upon the termination of the management agreement.  The amendment also provides that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations.  In 2018 we earned an Improvements Fee of $528,000. In 2017 and 2016, we received no Improvements Fee.  Our management fees calculated net of Improvements Fee, for 2018, 2017 and 2016 were $198,000, $158,000 and $177,000.

On August 31, 2016, SHP secured a new three-year mortgage loan ($20.0 million) with Valley National Bank, the proceeds of which were used to repay the mortgage on the property with the Bank of Santander ($15.0 million), to repay our Company for its $2.9 million loan to SHP), and for working capital purposes. In the event the cash flow from the Cinemas 1, 2, 3 is not sufficient to service this loan, the members of SHP will need to make periodic contributions to the capital of SHP in order to avoid dilution of their respective interests in SHP.   In 2016, our Company and SHC funded capital calls of $506,000 and $169,000, respectively (reflects the respected ownership interest of the parties). No capital contributions were called or made in 2017 or 2018.

The Valley National Loan has been guaranteed by our Company and an environmental indemnity has been provided by our Company.  SHC has agreed to indemnify our Company to the extent of 25% of any loss incurred by our Company with respect to any such guarantee and/or indemnity (a percentage reflecting SHC’s membership interest in SHP).  The refinancing transaction, including the guarantee and indemnity, were review and approved by the Audit and Conflicts Committee of our Board of Directors.  The Valley National loan matures on September 1, 2019, however the loan includes an option to extend the maturity date to September 1, 2020, which we currently intend to exercise.

OBI Management Agreement

Pursuant to a Theater Management Agreement (the “Management Agreement”), our live theater operations were, until March 10, 2016, managed by Off-Broadway Investments, LLC (“OBI Management”), which is wholly owned by Ms. Margaret Cotter who is the daughter of the late Mr. James J. Cotter, Sr., the sister of Ellen M. Cotter and James Cotter, Jr., and a member of our Board of Directors.  That Management Agreement was terminated effective March 10, 2016 in connection with the retention by our Company of Vice-Chairperson Cotter as a full-time employee.

The Theater Management Agreement generally provided for the payment of a combination of fixed and incentive fees for the management of our four live theaters.  Historically, these fees equated to approximately 21% of the net cash flow generated by these properties. The fee be paid to OBI for 2016 was $79,000.  We also reimbursed OBI for certain travel expenses, shared the cost of an administrative assistant and provided office space at our New York offices.

OBI Management historically conducted its operations from our office facilities on a rent-free basis, and we shared the cost of one administrative employee of OBI Management. We reimbursed travel related expenses for OBI Management personnel with respect to travel between New York City and Chicago in connection with the management of the Royal George complex. Other than these expenses, OBI Management was responsible for all of its costs and expenses related to the performance of its management functions.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theaters.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  The Cotter Estate or the Cotter Trust and a third party own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.  Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 18, 2019, Item 3 – Legal Proceedings, a copy of which accompanies this Proxy Statement, for more information about the show STOMP.

Shadow View Land and Farming, LLC

During 2012, Mr. Cotter, Sr., our former Chairperson, Chief Executive Officer and controlling stockholder, contributed $2.5 million of cash and $255,000 of his 2011 bonus as his 50% share of the purchase price of an approximately 202-acre parcel of undeveloped land in Coachella, California and to cover his 50% share of certain costs associated with that acquisition.  This land is held in Shadow View Land and Farming, LLC (“Shadow View”), which is owned 50% by our Company, and which is accounted for as a consolidated subsidiary of our Company.  The other 50% interest in Shadow View is owned by the Cotter Estate.  We are the managing member of Shadow View, with oversight provided by our Audit and Conflicts Committee.   These services are provided without compensation.

As managing member, we have from time to time made capital contributions to Shadow View and have funded on an interim basis certain operating and other costs.  Our capital contributions have been matched by the Cotter Estate, and the Cotter Estate has, upon billing, paid its 50% share of all such interim costs.

We are advised that Director Guy Adams historically performed certain consulting services for Mr. Cotter, Sr., with respect to Mr. Cotter’s investment in Shadow View, for which he received a 5% carried interest in any profits realized by the Cotter Estate calculated after recovery of the Cotter Estate’s investment in Shadow View plus a 100% return thereon.   To date, no profits have been realized by Shadow View and, we are advised, no consulting fees have been paid by the Cotter Estate with respect to Mr. Adam’s historic consulting services.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee has adopted a written charter, which includes responsibility for approval of “Related Party Transactions.”  Under its charter, the Audit Committee performs the functions of the “Conflicts Committee” of the Board and is delegated responsibility and authority by the Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by the full Board.  Any such matter requires no further action by the Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of the Board and must be determined by the full Board.  In those cases where the authority of the Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to the full Board.

As used in the Audit Committee’s Charter, the term “Related Party Transaction” means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 5% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the related person’s interest in the transaction, including the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2018, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Form 10-Q provided by Grant Thornton LLP for 2018 and 2017 was approximately $833,920 and $840,308,  respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2018 and 2017.

Tax Fees

Grant Thornton LLP did not provide us any products or any services for tax compliance, tax advice, or tax planning for 2018 or 2017, other than certain tax research, for which they were paid fees totaling $12,000.

All Other Fees

Grant Thornton LLP did not provide us any services for 2018 or 2017, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2018 and 2017.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is being provided with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2020 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.  Unless we change the date of our 2020 annual meeting by more than 30 days from the anniversary of the prior year’s meeting, such written proposal must be delivered to us no later than December 18, 2019 to be considered timely.  If our 2020 Annual Meeting is not held within 30 days of the anniversary of our 2019 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2020 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2020 Annual Meeting, including disclosure in an SEC filing or through a press release.  It is currently anticipated that our 2020 Annual Meeting will be held in May of 2020.

Unless the date of our 2020 Annual Meeting is changed by more than thirty (30) days from the anniversary of our 2019 Annual Meeting, to be considered by our Board, nominations for the election of Directors made by our stockholders must be made by written notice delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is first sent to stockholders.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our Company’s common stock that is beneficially owned by such nominee and such other information required by the proxy rules of the SEC with respect to a nominee of the Board.  We currently anticipate that our 2020 Annual Meeting will be held in May 2020.  Accordingly, to be considered, any proposed nominations should be provided to our Board by December 18, 2019.

Under our governing documents and applicable Nevada law, our stockholders may also directly nominate candidates from the floor at any meeting of our stockholders held at which Directors are to be elected.

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the proxy materials are being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors, Ellen M. Cotter Chairperson of the Board April 16, 2019

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., PT, on May 6, 2019.

VOTE BY INTERNET **WWW.FCRVOTE.COM/RDI**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., PT, on May 6, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-866-859-2524**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., PT, on May 6, 2019. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

READING INTERNATIONAL, INC. ANNUAL MEETING PROXY CARD

Proposal 1. Election of BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR all nominees listed.

(01) Ellen M. Cotter (02) Guy W. Adams (03) Dr. Judy Codding (04) Margaret Cotter
(05) Edward L. Kane (06) Douglas J. McEachern (07) Michael Wrotniak

FOR ALL ☐ **WITHHOLD ALL** ☐ **FOR ALL EXCEPT** ☐

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominees(s) you want to withhold your vote for on the line below.

____

	FOR	AGAINST	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2:			
Proposal 2. Independent Auditor Ratification - Ratification of the appointment of Grant Thornton, LLP as the Company's registered independent public accounting firm for the year ended December 31, 2019	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3:	FOR	AGAINST	ABSTAIN
Proposal 3. Advisory Vote on Executive Officer Compensation - To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers	☐	☐	☐

____
Signature

____
Signature (Capacity)

____
Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

SIGN, DATE AND MAIL YOUR PROXY TODAY,
UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 11:59 P.M. PACIFIC TIME, MAY 6, 2019, TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO 11:59 P.M. PACIFIC TIME, MAY 6, 2019 WILL BE VOTED.

SEE REVERSE SIDE

△ **If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.** ↙

READING INTERNATIONAL

ANNUAL MEETING OF STOCKHOLDERS

May 7, 2019, 11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints S. Craig Tompkins and Douglas J. McEachern and each of them, the attorneys, agents, and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Reading International, Inc. to be held at our Corporate Headquarters Building located at 5995 Sepulveda Blvd., Suite 200, Culver City, CA 90230 on Tuesday, May 7, 2019 at 11:00 a.m., local time, and at and with respect to any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED PRIOR TO THE ANNUAL MEETING, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" PROPOSAL 1, 2 AND 3, AND IN THE PROXY HOLDERS' DISCRETION AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE